SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DINOCO OIL, INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	1311	46-4842568
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Dinoco Oil, Inc.

1100 NW Loop 410, Suite 700-134

San Antonio, TX 78213

Telephone: 210-414-3092

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dorothy Scaringe

Chief Executive Officer, Chief Financial Officer, President

DINOCO OIL

1100 NW Loop 410, Suite 700-134

San Antonio, TX 78213

Telephone: 210-414-3092

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [x]

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee [1]

Class B Common Stock:	200,000,000	$.25	$50,000,000	$6,440.00

[1]	Estimated solely for purposes of calculating the registration fee under Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED AUGUST 31, 2014

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

DINOCO OIL, Inc.

200,000,000 Shares of Common Stock

OFFERED BY DINOCO OIL, INC.

Offering Made Without an Underwriter

Class B shares to be sold carry no voting rights

See the Section Offering-Plan of Distribution in the Prospectus

This offering is self-underwritten and conducted on a “Best Efforts No Minimum” basis and will end one year from the date that the registration statement is effective. No arrangement has been made to escrow funds received from the stock sales pending the completion of the offering. In that regard, proceeds from sales of the common stock will be delivered directly to the Company as sales occur. Directly funding the Company from the common stock sales exposes investors to significant risks as disclosed further in the section The Offering-Plan of Distribution. Because the offering has no set minimum and there is no plan to escrow the offering proceeds, the Company may fail to raise enough capital to fund its business plan and operations and it’s possible that investors may lose substantially all of their investment. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering. The Company does not intend to sell any specific minimum number or dollar amount of securities but will use its best efforts to sell the securities offered.

A Total of Up to 200,000,000 Shares of Class B Stock Par Value $ 0.000001 per Share

 Offered at $.25 (a quarter) Per Share

OUR COMMON STOCK IS NOT TRADED ON ANY NATIONAL SECURITIES EXCHANGE AND IS NOT QUOTED ON ANY OVER-THE-COUNTER MARKET.  THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

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PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS PROSPECTUS, ANY RELATED PROSPECTUS SUPPLEMENT AND THE DOCUMENTS WE HAVE REFERRED YOU TO IN THE SECTION “WHERE YOU CAN FIND MORE INFORMATION” BEFORE MAKING AN INVESTMENT IN OUR COMMON STOCK, INCLUDING THE “RISK FACTORS” IN THIS PROSPECTUS, REFERENCES TO “ THE COMPANY,” “DINOCO,” “WE,” “US,” “OUR,” refer to Dinoco Oil, Inc. unless otherwise indicated or the context otherwise requires.

THE BUSINESS OF THE COMPANY

Dinoco Oil, Inc. incorporated in Delaware on December 20th, 2013. We are an exploration-stage oil and natural gas company that is focused on the acquisition, development, and exploration of crude oil and natural gas properties in Oklahoma, Colorado, Kansas & Texas.

Property

Our principal office space is located at 1100 NW Loop 410, Suite 700-134, San Antonio, TX 78213.  We are currently paying $65 per month, on a month to month basis. Management believes the current premises are sufficient for its needs at this time. We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

The Jacks Leases

We obtained a 160 acre lease in 2014 named the Jacks A/C, & Jacks B, in Young County, Texas. We have an 87.5% NRI, 100% working interest in these leases. We have no oil and gas reserve estimates on the aforementioned leases. The Jacks leases contain a total of 22 gross & net completed non-productive wells. There are no oil and gas wells currently in production on the leases. The leases total 160 gross & net acres. All of the acreage is developed, and there is no undeveloped acreage on this lease. The primary lease term is effective for two years starting from 5/31/14, and will continue provided we have oil and gas in paying quantities. No new wells are currently in the process of being drilled. We have not committed to provide a fixed and determinable quantity of oil or gas in the near future under any existing contracts or agreements for the Jacks leases. The leases are easily accessible since they are located directly off State Highway 14 in Young County, Texas.

Patents, Trademarks, Intellectual Property

Part of our company name is similar to a fictional company Disney has used in several of their movies called Dinoco. Disney & its affiliates have no trademark on “Dinoco”, or “Dinoco Oil”. Based on our research, a third party filed for a trademark for “Dinoco” in 2013, but later abandoned their trademark application. That party was not related to Disney, or Pixar. There is no copyright for “Dinoco Oil”. As to the logo type, our logo is a detailed, snarling, vicious-looking T-Rex, with a distinctive font used for the word “Dinoco,” while the “Dinoco” logo depicted in Disney & Pixar movies is a silhouette of an obese dinosaur superimposed over an outline of a chicken egg. We may, in the future, obtain a trademark for our company name, but have no plans to do so at present.

THE COMPANY'S OPERATING HISTORY

Dinoco has had no field operations or activity in 2013. We have not drilled any net productive or dry exploratory wells. The company intends, with a successful offering, to use proceeds from sales of our securities to obtain an operating bond to begin extracting oil from the existing shut-in wells on the Jacks lease, and acquire and conduct exploration on additional properties in Texas, Oklahoma, Kansas & Colorado.

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THE OFFERING-PLAN OF DISTRIBUTION

This prospectus refers to the sale of 200,000,000 shares of the Company's Class B stock. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  The shares will be offered at a fixed price of $.25 per share for the duration of the offering, which will be for one year from the date of effectiveness of this prospectus.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continual basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within one year from this initial effective date of this registration.

We are offering the shares on a "self-underwritten" best efforts basis directly through our Director, Joseph Lacome and CEO, Dorothy Scaringe.  They are both qualified pursuant to the safe harbor provision from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. They will attempt to sell the shares.  This Prospectus will permit Lacome & Scaringe to use their best efforts to market and sell this common stock directly, with no commission or other remuneration payable to them for any shares they may sell. At this time, the Company has not made any arrangements to place the funds received in an escrow or trust account, thus, the Company and its executive officers will have immediate access to such funds. This offering will terminate upon the earliest to occur of (i) the first anniversary of the effective date of the registration statement, (ii) the date on which all 200,000,000 shares registered hereunder have been sold, or (iii) the date on which we terminate this offering.

In connection with his selling efforts in the offering, Mr. Lacome & Mrs. Scaringe will not register as a broker-dealer pursuant to Section 15 of the Exchange Act but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participates in an offering of the issuer's securities. They are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. They will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Lacome & Mrs. Scaringe have not been within the past 12 months, a broker or dealer, and have not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Lacome & Mrs. Scaringe will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Lacome & Mrs. Scaringe have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for our company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or on the over-the-counter market.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

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The following table shows the possible outcomes for computing the Company's outstanding stock given partial sales of the total offering given in percentage intervals. The Company has made no plans to place the proceeds of the offering in escrow or trust account. The proceeds are to be used when available. Immediate use of the proceeds when received in the Company’s accounts regardless of the total received at any time during the offering has the possibility of having a negative effect on investors. Because the offering has no set minimum and there is no plan to escrow the offering proceeds, the Company may fail to raise enough capital to fund its business plan and operations and it’s possible that investors may lose all or substantially all of their investment.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses if 10% of the shares are sold	Proceeds to Company Before Expenses if 50% of the shares are sold	Proceeds to Company Before Expenses if 100% of the shares are sold

Class B Common Stock	$.25	Not Applicable	$5,000,000	$25,000,000	$50,000,000

Totals	$.25	Not Applicable	$5,000,000	$25,000,000	$50,000,000

Where You Can Find Us

Our mailing address is 1100 NW Loop 410, Suite 700-134, San Antonio, TX 78213, and our telephone number is: 210-414-3092. Our website is www.dinocoinc.com

SUMMARY FINANCIAL INFORMATION

We have prepared the following summary of our consolidated financial statements. The summary of our consolidated financial data set forth below should be read together with our separate audited financial statements and the notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus.

5/31/14 ($)
Financial Summary (Audited)
Cash and Deposits	—
Total Assets	—
Total Liabilities	—
Total Stockholder’s Equity	—
Common Stock, $.000001 par value, 3,000,000,000 shares authorized; 400,340,000 shares issued and outstanding	402
Additional Paid in Capital	134,788
(Deficit) accumulated during development stage	(135,190)

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Accumulated from 12/22/13 (Inception) to 5/31/14 ($)
Consolidated Statements of Expenses and Comprehensive Loss
Total Operating Expenses	129,859
Amortization of Stock Option Compensation	(5,331)
Total Loss	(135,190)

EMERGING GROWTH COMPANY

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

a. the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

b. the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

c. the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

d. the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

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SMALLER REPORTING COMPANY

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY - THE JOBS ACT

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

* A requirement to have only two years of audited financial statements and only two years of related MD&A;

* Exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

* Reduced disclosure about the emerging growth company's executive compensation arrangements; and

* No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an "emerging growth company."

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act") for complying with new or revised accounting standards. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Currently, shares of our common stock are not publicly traded.  In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.  In the event our common stock fails to become publicly traded you may lose all or part of your investment.

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We lack an Operating History

The Company has a very brief operating history. During its brief operating history, the Company has not recognized any revenue from its operations. The Company has used capital provided by shareholders to provide operations capital during its brief operating history. The Company may not immediately realize any revenue from its operations unless it obtains sufficient funding for its oil producing activities. The Company’s brief operating history and inability to yet realize any income from its efforts should be considered as a substantial risk to investors who purchase the securities of the Company.

There is no minimum offering and therefore your investment may be used even though such investment will not satisfy our capital requirements to complete any project.

We have not specified a minimum offering amount and there is no escrow account in operation.  Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives or proceed with our operations due to a lack of interest in this offering.  If this were to occur, we may be forced to curtail or abandon our operations with a loss to investors who purchase stock under this prospectus.  Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of shares offered by the Company will be available for immediate use by the Company, despite not being able to use such funds to effectively implement the Company’s business plan.  Investors funds will not be returned under any circumstances whether during or after the offering.

The Offering Price of the Shares is arbitrary.

The Offering Price of the Shares has been determined arbitrarily by the Company and bears no relationship to the Company’s assets, book value, potential earnings or any other recognized criteria of value.

We may incur substantial losses and be subject to substantial liability claims as a result of our operations. Additionally, we may not be insured for, or our insurance may be inadequate to protect us against, these risks.

Our natural gas exploration and production activities will be subject to all of the operating risks associated with drilling for and producing oil & natural gas, including the possibility of:

•	environmental hazards, such as uncontrollable releases of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater, air and shoreline contamination;

•	abnormally pressured formations;

•	mechanical difficulties, such as stuck oilfield drilling and service tools and casing collapse;

•	fires, explosions and ruptures of pipelines;

•	personal injuries and death;

•	natural disasters; and

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•	terrorist attacks targeting natural gas and oil related facilities and infrastructure.

Any of these risks could adversely affect our ability to conduct operations or result in substantial loss to us as a result of claims for:

•	injury or loss of life;

•	damage to and destruction of property, natural resources and equipment;

•	pollution and other environmental damage;

•	regulatory investigations and penalties;

•	suspension of our operations; and

•	repair and remediation costs.

In accordance with what we believe to be customary industry practice, we will maintain insurance against some, but not all, of our business risks. Our insurance may not be adequate to cover any losses or liabilities we may suffer. Also, insurance may no longer be available to us or, if it is, its availability may be at premium levels that do not justify its purchase. The occurrence of a significant uninsured claim, a claim in excess of the insurance coverage limits maintained by us or a claim at a time when we are not able to obtain liability insurance could have a material adverse effect on our ability to conduct normal business operations and on our financial condition, results of operations or cash flows. In addition, we may not be able to secure additional insurance or bonding that might be required by new governmental regulations. This may cause us to restrict our operations, which might severely impact our financial condition. We may also be liable for environmental damage caused by previous owners of properties purchased by us, which liabilities may not be covered by insurance.

We may elect not to obtain insurance for any or all of these risks if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. The occurrence of an event that is not fully covered by insurance could have a material adverse effect on our business, financial condition and results of operations.

The value of our undeveloped acreage could decline if drilling results are unsuccessful.

The success of our drilling and completion can only be evaluated over time as more wells are drilled and production profiles are established over a sufficiently long time period. If our drilling results are less than anticipated or we are unable to execute our drilling program because of capital constraints, lease expirations, access to gathering systems, and/or declines in oil, natural gas and NGL prices, the return on our investment in these areas may not be as attractive as we anticipate. Further, as a result of any of these developments we could incur material write-downs of our oil and gas properties and the value of our undeveloped acreage could decline in the future.

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Properties that we decide to drill may not yield natural gas, NGLs or oil in commercially viable quantities.

Properties that we decide to drill that do not yield natural gas, NGLs or oil in commercially viable quantities will adversely affect our results of operations and financial condition. Our project areas are in various stages of development, ranging from project areas with current drilling or production activity to project areas that consist of recently acquired leasehold acreage or that have limited drilling or production history. If the wells in the process of being completed do not produce sufficient revenues to return a profit or if we drill dry holes in the future, our business may be materially affected. In addition, there is no way to predict in advance of drilling and testing whether any particular prospect will yield natural gas, NGLs or oil in sufficient quantities to recover drilling or completion costs or to be economically viable. The use of micro-seismic data and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling whether natural gas, NGLs or oil will be present or, if present, whether natural gas, NGLs or oil will be present in commercial quantities. We cannot assure you that the analogies we draw from available data from other wells, more fully explored prospects or producing fields will be applicable to our drilling prospects. Further, our drilling operations may be curtailed, delayed or cancelled as a result of numerous factors, including:

•	unexpected drilling conditions;
•	title problems;
•	pressure or lost circulation in formations;
•	equipment failure or accidents;
•	adverse weather conditions;
•	compliance with environmental and other governmental or contractual requirements; and
•	increase in the cost of, shortages or delays in the availability of, electricity, supplies, materials, drilling or workover rigs, equipment and services.

Our business requires substantial capital expenditures, and we may be unable to obtain needed capital or financing on satisfactory terms or at all.

Our exploration, exploitation, development and acquisition activities require substantial capital expenditures. Our cash flow from operations and access to capital are subject to a number of variables, including:

•	the estimated quantities of our oil, natural gas and NGL reserves;

•	the amount of oil, natural gas and NGLs we produce from existing wells;

•	the prices at which we sell our production;

•	the costs of developing and producing our oil, natural gas and NGL reserves;

•	take-away capacity;

•	our ability to acquire, locate and produce new reserves;

•	the ability and willingness of banks to lend to us; and

•	our ability to access the equity and debt capital markets.

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If our cash flow from operations is not sufficient to fund our capital expenditure budget, we may have limited ability to obtain the additional capital necessary to conduct our operations at expected levels. We may not be able to obtain debt or equity financing on terms favorable to us, or at all. The failure to obtain additional financing could result in a curtailment of our operations relating to exploration and development of our prospects, which in turn could lead to a decline in our oil, natural gas and NGLs production or reserves, and in some areas a loss of properties.

External financing may be required in the future to fund our growth. Without additional capital resources, we may be unable to pursue and consummate acquisition opportunities as they become available, and we may be forced to limit or defer our planned oil, natural gas and NGLs development program, which will adversely affect the recoverability and ultimate value of our oil, natural gas and NGLs properties, in turn negatively affecting our business, financial condition and results of operations.

Conservation measures and technological advances could reduce demand for oil and natural gas.

Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to oil and natural gas, technological advances in fuel economy and energy generation devices could reduce demand for oil and natural gas. The impact of the changing demand for oil and gas services and products may have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may be unable to make attractive acquisitions or successfully integrate acquired businesses, and any inability to do so may disrupt our business and hinder our ability to grow.

In the future we may make acquisitions of businesses that complement or expand our current business. We may not be able to identify attractive acquisition opportunities. Even if we do identify attractive acquisition opportunities, we may not be able to complete the acquisition or do so on commercially acceptable terms.

Any acquisition involves potential risks, including, among other things:

•	the validity of our assumptions about estimated proved reserves, future production, commodity prices, revenues, capital expenditures, operating expenses and costs;
•	an inability to successfully integrate the assets we acquire;
•	an inability to obtain satisfactory title to the assets we acquire;
•	a decrease in our liquidity by using a significant portion of our available cash or borrowing capacity to finance acquisitions;
•	a significant increase in our interest expense or financial leverage if we incur additional debt to finance acquisitions;
•	the assumption of unknown liabilities, losses or costs for which we obtain no or limited indemnity or other recourse;
•	the diversion of management's attention from other business concerns;
•	an inability to hire, train or retain qualified personnel to manage and operate our growing assets; and
•	the occurrence of other significant changes, such as impairment of oil and natural gas properties, goodwill or other intangible assets, asset devaluation or restructuring charges.

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Our decision to acquire a property will depend in part on the evaluation of data obtained from production reports and engineering studies, geophysical and geological analyses and seismic data and other information, the results of which are often inconclusive and subject to various interpretations.

The success of any completed acquisition will depend on our ability to integrate effectively the acquired assets into our existing operations. The process of integrating acquired assets may involve unforeseen difficulties and may require a disproportionate amount of our managerial and financial resources. In addition, even if we successfully integrate an acquisition, it may not be possible to realize the full benefits we may expect in estimated proved reserves, production volume, cost savings from operating synergies or other benefits anticipated from an acquisition or realize these benefits within the expected time frame. Anticipated benefits of an acquisition may be offset by operating losses relating to changes in commodity prices in oil and natural gas industry conditions, risks and uncertainties relating to the exploratory prospects of the combined assets or operations, or an increase in operating or other costs or other difficulties. If we fail to realize the benefits we anticipate from an acquisition, our results of operations may be adversely affected.

Natural gas, NGL and oil prices are volatile. A substantial or extended decline in commodity prices may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations and financial commitments.

We intend to purchase shut-in natural gas & oil wells and drill for oil & natural gas on acreage plays that are favorable for natural gas & oil. The prices we receive for our natural gas production heavily influence, and to the extent we produce oil and NGLs in the future, the prices we receive for oil and NGL production will heavily influence, our revenue, operating results profitability, access to capital, future rate of growth and carrying value of our properties. Natural gas, NGLs and oil are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the commodities market has been volatile. This market will likely continue to be volatile in the future. The prices we receive for our production, and the levels of our production, depend on numerous factors beyond our control. These factors include the following:

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•	worldwide and regional economic conditions impacting the global supply of and demand for natural gas, NGLs and oil;
•	the price and quantity of imports of foreign natural gas, including liquefied natural gas;
•	political conditions in or affecting other producing countries, including conflicts in the Middle East, Africa, South America and Russia;
•	the level of global exploration and production;
•	the level of global inventories;
•	prevailing prices on local price indexes in the areas in which we operate and expectations about future commodity prices;
•	the proximity, capacity, cost and availability of gathering and transportation facilities, and other factors that result in differentials to benchmark prices;
•	localized and global supply and demand fundamentals and transportation availability;
•	weather conditions and other natural disasters;
•	technological advances affecting energy consumption;
•	the cost of exploring for, developing, producing and transporting reserves;
•	speculative trading in natural gas and crude oil derivative contracts;
•	risks associated with operating drilling rigs;
•	the price and availability of competitors’ supplies of natural gas and oil and alternative fuels; and
•	domestic, local and foreign governmental regulation and taxes.

Furthermore, the worldwide financial and credit crisis in recent years has reduced the availability of liquidity and credit to fund the continuation and expansion of industrial business operations worldwide resulting in a slowdown in economic activity and recession in parts of the world. This has reduced worldwide demand for energy and has resulted in lower natural gas, NGL and oil prices.

In addition, substantially all of our natural gas production will be sold to purchasers under contracts with market-based prices based on New York Mercantile Exchange (“NYMEX”) Henry Hub prices. The actual prices realized from the sale of natural gas differ from the quoted NYMEX Henry Hub price as a result of location differentials. Location differentials to NYMEX Henry Hub prices, also known as basis differential, result from variances in regional natural gas prices compared to NYMEX Henry Hub prices as a result of regional supply and demand factors. We may experience differentials to NYMEX Henry Hub prices in the future, which may be material.

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Lower commodity prices and negative increases in our differentials will reduce our cash flows and borrowing ability. We may be unable to obtain needed capital or financing on satisfactory terms, which could lead to a decline in our reserves as existing reserves are depleted. Lower commodity prices may also reduce the amount of natural gas, NGLs and oil that we can produce economically.

If commodity prices further decrease or our negative differentials further increase, a significant portion of our development and exploration projects could become uneconomic. This may result in our having to make significant downward adjustments to our estimated proved reserves. As a result, a substantial or extended decline in commodity prices or an increase in our negative differentials may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

The unavailability or high cost of additional drilling rigs, equipment, supplies, personnel and oilfield services could adversely affect our ability to execute our exploration and development plans within our budget and on a timely basis.

The demand for qualified and experienced field personnel to drill wells and conduct field operations, geologists, geophysicists, engineers and other professionals in the oil and natural gas industry can fluctuate significantly, often in correlation with natural gas and oil prices, causing periodic shortages. Historically, there have been shortages of drilling and workover rigs, pipe and other equipment as demand for rigs and equipment has increased along with the number of wells being drilled. We cannot predict whether these conditions will exist in the future and, if so, what their timing and duration will be. Such shortages could delay or cause us to incur significant expenditures that are not provided for in our capital budget, which could have a material adverse effect on our business, financial condition or results of operations.

Operating and environmental hazards could have a negative impact on our operations which will increase our cost of operations and require a cessation of operations.

Hazards incident to the operation of oil and gas properties, such as accidental leakage of petroleum liquids and other unforeseen conditions, may be encountered by us if we participate in developing a well and, on occasion, substantial liabilities to third parties or governmental entities may be incurred.  We could be subject to liability for pollution and other damages or may lose substantial portions of prospects or producing properties due to hazards which cannot be insured against or which have not been insured against due to prohibitive premium costs or for other reasons.  We currently do not maintain any insurance for environmental damages. Governmental regulations relating to environmental matters could also increase the cost of doing business or require alteration or cessation of operations in certain areas.

Competition, market conditions and government regulation may adversely affect us which could increase the cost of operations for us to cease or curtain our operations, and may adversely affect our ability to generate sufficient revenues.

The oil and natural gas industry is intensely competitive, and we compete with other companies that have greater resources than we do. Many of our larger competitors not only drill for and produce oil and natural gas, but also engage in refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may have a greater ability to continue drilling activities during periods of low oil, natural gas and NGL prices, to contract for drilling equipment, to secure trained personnel, and to absorb the burden of present and future federal, state, local and other laws and regulations. The oil and natural gas industry has periodically experienced shortages of drilling rigs, equipment, pipe and personnel, which has delayed development drilling and other exploitation activities and has caused significant price increases. Competition has been strong in hiring experienced personnel, particularly in the engineering and technical, accounting and financial reporting, tax and land departments. In addition, competition is strong for attractive oil and natural gas producing properties, oil and natural gas companies, and undeveloped leases and drilling rights. Any inability to compete effectively with larger companies could have a material adverse impact on our financial condition and results of operations.

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A large number of companies and individuals engage in drilling for oil and natural gas. As a result, there is intense competition for the most desirable prospects. The sale of any oil or natural gas found and produced will be affected by fluctuating market conditions and regulations, including environmental standards, set by state and federal agencies. Governmental regulations may fix rates of production wells, and the prices for oil and natural gas produced from the wells may be limited. From time-to-time, a surplus of oil and natural gas occurs in areas of the United States. The effect of a surplus may be to reduce the price we may receive for our oil or natural gas production, or to reduce the amount of oil or natural gas that we may produce and sell.  This could cause us to cease or curtail our operations.

The oil and natural gas industry is characterized by rapid and significant technological advancements and introductions of new products and services using new technologies. As others use or develop new technologies, we may be placed at a competitive disadvantage or competitive pressures may force us to implement those new technologies at substantial costs. In addition, other oil and natural gas companies may have greater financial, technical, and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we can. We may not be able to respond to these competitive pressures and implement new technologies on a timely basis or at an acceptable cost. If one or more of the technologies we use now or in the future were to become obsolete or if we are unable to use the most advanced commercially available technology, our business, financial condition and results of operations could be materially adversely affected.

Our operations are subject to governmental laws and regulations relating to the protection of the environment, which may expose us to significant costs and liabilities that could exceed current expectations.

Substantial costs, liabilities, delays and other significant issues could arise from environmental laws and regulations inherent in drilling and well completion, gathering, transportation, and storage, and we may incur substantial costs and liabilities in the performance of these types of operations. Our operations are subject to extensive federal, regional, state and local laws and regulations governing environmental protection, the discharge of materials into the environment and the security of chemical and industrial facilities. These laws include:

•	Clean Air Act (“CAA”) and analogous state law, which impose obligations related to air emissions;
•	Clean Water Act (“CWA”), and analogous state law, which regulate discharge of wastewaters and storm water from some our facilities into state and federal waters, including wetlands;
•	Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), and analogous state law, which regulate the cleanup of hazardous substances that may have been released at properties currently or previously owned or operated by us or locations to which we have sent wastes for disposal;
•	Resource Conservation and Recovery Act (“RCRA”), and analogous state law, which impose requirements for the handling and discharge of any solid and hazardous waste from our facilities;
•	National Environmental Policy Act (“NEPA”), which requires federal agencies to study likely environmental impacts of a proposed federal action before it is approved, such as drilling on federal lands;
•	Safe Drinking Water Act (“SDWA”), and analogous state law, which restrict the disposal, treatment or release of water produced or used during oil and gas development;
•	Endangered Species Act (“ESA”), and analogous state law, which seek to ensure that activities do not jeopardize endangered or threatened animals, fish and plant species, nor destroy or modify the critical habitat of such species; and
•	Oil Pollution Act (“OPA”) of 1990, which requires oil storage facilities and vessels to submit to the federal government plans detailing how they will respond to large discharges, requires updates to technology and equipment, regulates above ground storage tanks and sets forth liability for spills by responsible parties.

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Various governmental authorities, including the EPA, the U.S. Department of the Interior, the Bureau of Indian Affairs and analogous state agencies and tribal governments, have the power to enforce compliance with these laws and regulations and the permits issued under them, oftentimes requiring difficult and costly actions. Failure to comply with these laws, regulations and permits may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, the imposition of stricter conditions on or revocation of permits, the issuance of injunctions limiting or preventing some or all of our operations, delays in granting permits and cancellation of leases.

There is inherent risk of the incurrence of environmental costs and liabilities in our business, some of which may be material, due to the handling of our products as they are gathered, transported, processed and stored, air emissions related to our operations, historical industry operations, and water and waste disposal practices. Joint and several, strict liability may be incurred without regard to fault under certain environmental laws and regulations, including CERCLA, RCRA and analogous state laws, for the remediation of contaminated areas and in connection with spills or releases of natural gas, oil and wastes on, under, or from our properties and facilities. Private parties may have the right to pursue legal actions to enforce compliance as well as to seek damages for non-compliance with environmental laws and regulations or for personal injury or property damage arising from our operations. Some sites at which we operate may be located near current or former third-party oil and natural gas operations or facilities, and there is a risk that contamination has migrated from those sites to ours. In addition, increasingly strict laws, regulations and enforcement policies could materially increase our compliance costs and the cost of any remediation that may become necessary. Our insurance may not cover all environmental risks and costs or may not provide sufficient coverage if an environmental claim is made against us.

In March 2010, the EPA announced its National Enforcement Initiatives for 2011 to 2013, which includes “Assuring Energy Extraction Activities Comply with Environmental Laws.” According to the EPA’s website, “some techniques for natural gas extraction pose a significant risk to public health and the environment.” To address these concerns, the EPA’s goal is to “address incidences of noncompliance from natural gas extraction and production activities that may cause or contribute to significant harm to public health and/or the environment.” This initiative could involve a large scale investigation of our facilities and processes, and could lead to potential enforcement actions, penalties or injunctive relief against us.

Our business may be adversely affected by increased costs due to stricter pollution control equipment requirements or liabilities resulting from non-compliance with required operating or other regulatory permits. Also, we might not be able to obtain or maintain from time to time all required environmental regulatory approvals for our operations. If there is a delay in obtaining any required environmental regulatory approvals, or if we fail to obtain and comply with them, the operation or construction of our facilities could be prevented or become subject to additional costs.

We are generally responsible for all liabilities associated with the environmental condition of our facilities and assets, whether acquired or developed, regardless of when the liabilities arose and whether they are known or unknown. In connection with certain acquisitions and divestitures, we could acquire, or be required to provide indemnification against, environmental liabilities that could expose us to material losses, which may not be covered by insurance. In addition, the steps we could be required to take to bring certain facilities into compliance could be prohibitively expensive, and we might be required to shut down, divest or alter the operation of those facilities, which might cause us to incur losses.

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We make assumptions and develop expectations about possible expenditures related to environmental conditions based on current laws and regulations and current interpretations of those laws and regulations. If the interpretation of laws or regulations, or the laws and regulations themselves, change, our assumptions may change, and any new capital costs may be incurred to comply with such changes. In addition, new environmental laws and regulations might adversely affect our products and activities, including drilling, processing, storage and transportation, as well as waste management and air emissions. For instance, federal and state agencies could impose additional safety requirements, any of which could affect our profitability. Further, new environmental laws and regulations might adversely affect our customers, which in turn could affect our profitability.

Seasonal weather conditions and regulations adversely affect our ability to conduct drilling activities in some of the areas where we operate.

Oil and gas operations in our potential operating areas can be adversely affected by seasonal weather conditions and regulations designed to protect various wildlife. This limits our ability to operate in those areas and can intensify competition during those months for drilling rigs, oilfield equipment, services, supplies and qualified personnel, which may lead to periodic shortages. These constraints and the resulting shortages or high costs could delay our operations and materially increase our operating and capital costs.

We may be subject to risks in connection with acquisitions of properties.

The successful acquisition of producing properties requires an assessment of several factors, including: recoverable reserves; future natural gas, NGL or oil prices and their applicable differentials; operating costs; and potential environmental and other liabilities.

The accuracy of these assessments is inherently uncertain. In connection with these assessments, we perform a review of the subject properties that we believe to be generally consistent with industry practices. Our review will not reveal all existing or potential problems nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. Inspections may not always be performed on every well, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is undertaken. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of the problems. We often are not entitled to contractual indemnification for environmental liabilities and acquire properties on an “as is” basis.

We may face unanticipated water and other waste disposal costs.

We may be subject to regulation that restricts our ability to discharge water produced as part of our gas production operations. Productive zones frequently contain water that must be removed in order for the gas to produce, and our ability to remove and dispose of sufficient quantities of water from the various zones will determine whether we can produce gas in commercial quantities. The produced water currently is transported from the lease and injected into disposal wells. The availability of disposal wells with sufficient capacity to receive all of the water produced from our wells may affect our ability to produce our wells.

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Where water produced from our projects fails to meet the quality requirements of applicable regulatory agencies, our wells produce water in excess of the applicable volumetric permit limits, the disposal wells fail to meet the requirements of all applicable regulatory agencies, or we are unable to secure access to disposal wells with sufficient capacity to accept all of the produced water, we may have to shut in wells, reduce drilling activities, or upgrade facilities for water handling or treatment. The costs to dispose of this produced water may increase if any of the following occur:

•	we cannot obtain future permits from applicable regulatory agencies;
•	water of lesser quality or requiring additional treatment is produced;
•	our wells produce excess water;
•	new laws and regulations require water to be disposed in a different manner; or
•	costs to transport the produced water to the disposal wells increase.

The loss of senior management or technical personnel could adversely affect our operations.

Our success will depend to a large extent upon the efforts and abilities of our COO & CEO, and key operations personnel we may employ. The loss of the services of one or more of these key employees could have a material adverse effect on us. We do not maintain insurance against the loss of any of these individuals. Our business will also be dependent upon our ability to attract and retain qualified personnel. Acquiring and keeping these personnel could prove more difficult or cost substantially more than estimated. This could cause us to incur greater costs, or prevent us from pursuing our development and exploitation strategy as quickly as we would otherwise wish to do.

Our business depends in part on pipelines, transportation and gathering systems and processing facilities owned by others. Any limitation in the availability of those facilities could interfere with our ability to market our oil, natural gas and NGLs production and could harm our business.

The marketability of our oil, natural gas and NGLs production depends in part on the availability, proximity and capacity of pipelines and other transportation methods, such as trucks, gathering systems and processing facilities owned by third parties. The amount of oil, natural gas and NGLs that can be produced and sold is subject to curtailment in certain circumstances, such as pipeline interruptions due to scheduled and unscheduled maintenance, excessive pressure, physical damage or lack of contracted capacity on such systems. Also, the transfer of our oil, natural gas and NGLs on third-party pipelines may be curtailed or delayed if it does not meet the quality specifications of the pipeline owners. Our access to transportation options, including trucks owned by third parties, can also be affected by U.S. federal and state regulation of oil and gas production and transportation, general economic conditions and changes in supply and demand. The curtailments arising from these and similar circumstances may last from a few days to several months. In many cases, we are provided only with limited, if any, notice as to when these circumstances will arise and their duration. Any significant curtailment in gathering system or transportation or processing facility capacity could reduce our ability to market our oil, natural gas and NGLs production and harm our business.

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Oil and natural gas investments are highly risky, and there is a possibility you will lose all of your investment.

The selection of prospects for oil and natural gas drilling, the drilling, ownership and operation of oil and natural gas wells, and the ownership of non-operating interests in oil and natural gas properties are highly speculative. There is a possibility you will lose all or substantially all of your investment. We cannot predict whether any prospect will produce oil or natural gas or commercial quantities of oil or natural gas, nor can we predict the amount of time it will take to recover any oil or natural gas we do produce. Drilling activities may be unprofitable, not only from non-productive wells, but from wells that do not produce oil or natural gas in sufficient quantities or quality to return a profit. Delays and added expenses may also be caused by poor weather conditions affecting, among other things, the ability to lay pipelines. In addition, ground water, various clays, lack of porosity and permeability may hinder, restrict or even make production impractical or impossible.  As a result, you could lose your investment.

Severe weather could have a material adverse impact on our business.

Our business could be materially and adversely affected by severe weather. Repercussions of severe weather conditions may include:

●	curtailment of services rendered to us;
●	weather-related damage to drilling rigs, resulting in suspension of operations;
●	weather-related damage to our facilities;
●	inability to deliver materials to jobsites in accordance with contract schedules; and
●	loss of productivity.

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We may be required to pay delay rentals to hold drilling prospects, which may deplete capital and as a result we may have to reduce our operations or cease operating.

Oil and natural gas leases generally must be drilled upon by a certain date or additional funds known as delay rentals must be paid to keep the lease in effect. Delay rentals typically must be paid after the first year of entering into a lease if no production or drilling activity has commenced. If delay rentals become due on any property we will have to pay such or lose our lease on the property. These delay rentals could equal or exceed the cost of the property. Further, payment of these delay rentals could seriously deplete our capital available to fund drilling activities when they do commence.  As a result, we may have to reduce our operations or cease operating.

We may incur liability for liens against our subcontractors and incur excess costs as a result.

Although we will try to determine the financial condition of nonaffiliated subcontractors, if subcontractors fail to timely pay for materials and services, our properties could be subject to material men’s and workmen’s liens. In that event, we could incur excess costs in discharging the liens which could result in a cessation or reduction in our operations and ultimately a loss of your investment.

The production and producing life of wells is uncertain. Production will decline and could result in a well ceasing production from a lease.  As a result there will be a loss of revenue to us.

It is not possible to predict the life and production of any well. The actual lives could differ significantly from those anticipated. Sufficient oil or natural gas may not be produced for you to receive a profit or even to recover your initial investment. In addition, production from oil and natural gas wells, if any, will decline over time, and does not indicate any consistent level of future production. This production decline may be rapid and irregular when compared to a well’s initial production.  As a result, a particular lease could cease producing oil and/or gas which will result in a reduction in gross revenue to us. We do not own any interest in any oil and gas leases or properties.  The proceeds from this offering will allow us to acquire one oil and gas lease and drill one well thereon. As a result we have not implemented our business plan and will not do so until we complete this offering.

Because our officer and directors have no formal training in financial accounting and management , and they are responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have one officer and two directors.  They have no formal training in financial accounting and management; however, they are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002.  While they have no formal training in financial accounting matters, they have been preparing the financial statements that have been audited by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, they will be responsible for the administration of them.  Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment. However, because of the small size of our expected operations, we believe that they will be able to monitor the controls they will have created and will be accurate in assembling and providing information to investors.

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Risks Related to Our Common Stock

The requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the requirements of the Sarbanes-Oxley Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company, we will need to comply with new laws, regulations and requirements, certain corporate governance provisions of the Sarbanes-Oxley Act of 2002, related regulations of the SEC and the requirements of the NYSE, with which we are not required to comply as a private company. Complying with these statutes, regulations and requirements will occupy a significant amount of time of our board of directors and management and will significantly increase our costs and expenses. We will need to:

•	institute a more comprehensive compliance function;

•	continue to prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

•	establish new internal policies, such as those relating to insider trading; and

•	involve and retain to a greater degree outside counsel and accountants in the above activities.

In addition, we expect that being a public company subject to these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Our current management holds significant control over our common stock, which will prevent our minority shareholders from having the ability to control any of our corporate actions.

Our two directors currently control the only voting stock for our company. This may make it difficult to complete some corporate transactions without their support and may prevent a change in our control. Our directors control all of our outstanding voting stock. As a result of this substantial control of our common stock, our management will have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

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There is no existing market for our common stock, and we do not know if one will develop to provide you with adequate liquidity to sell our common stock at prices equal to or greater than the price you paid in this offering.

Prior to this offering, there has not been a public market for our common stock. We cannot predict the extent to which investor interest in our company will lead to the development of an active trading market on the stock exchange on which we list our common stock or otherwise or how liquid that market might become. If an active trading market does not develop, you may have difficulty selling any of our common stock that you buy. Consequently, you may not be able to sell our common stock at prices equal to or greater than the price you paid in this offering, or at all.

Sales of our common stock under Rule 144 could reduce the price of our stock.

None of our outstanding common shares are currently eligible for resale under Rule 144. In general, persons holding restricted securities in a Securities & Exchange Commission reporting company, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144, prevailing market prices for our common stock will be reduced.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

Because our common stock is a “penny stock,” investors may not be able to resell their shares and will have access to limited information about us.

Our common stock is defined as a “penny stock,” under the Securities Exchange Act of 1934, and its rules. Because our common stock is a “penny stock,” investors may be unable to resell their shares. This is because the Securities Exchange Act of 1934 and the penny stock rules impose additional sales practice and disclosure requirements on broker/dealers who sell our securities to persons other than accredited investors. As a result, fewer broker/dealers are willing to make a market in our common stock and investors may not be able to resell their shares. Further, news coverage regarding penny stock is extremely limited, if non-existent. As a result, investors only information will be from reports filed with the Securities and Exchange Commission.

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If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our common stock or if our operating results do not meet their expectations, our stock price could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover our company downgrades our common stock or if our operating results do not meet their expectations, our stock price could decline.

Because there is no escrow, trust or similar account, your subscription could be seized by creditors or by a trustee in bankruptcy. If that occurs, you will lose your investment.

There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.

We may, in the future, issue additional securities, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize us to issue 3,000,000,000 shares of stock. As of the date of this prospectus, we had 406,840,000 shares of Class A & B stock outstanding. The future issuance of Class B stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock. Our board of directors may designate the rights terms and preferences at its discretion including conversion and voting preferences without notice to our shareholders.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operating results, and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.

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Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

•	general economic conditions, nationally and globally, and their effect on the market for our services;

•	changes in laws, regulations, or policies; our ability to successfully manage our growth strategy;

•	other factors identified throughout this prospectus, including those discussed under the headings “Risk Factors

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

If we are able to sell all of the shares of our common stock we are offering through this prospectus, then we will raise gross proceeds of $50,000,000.

Our offering is being made on a self-underwritten basis.  No minimum number of shares must be sold in order for the offering to proceed.  The offering price per share is $.25.  The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.  If less than the 25% is raised in this offering, we will still have sufficient funds to obtain a bond to extract oil from our Jacks lease, and drill and complete shallow wells on the Jacks Lease, continue operating on a limited basis, meet our SEC filing obligations and continue to seek alternative sources of financing.

USE OF PROCEEDS	If 25% of the Shares are Sold	If 50% of the Shares are Sold	If 75% of the Shares are Sold	If 100% of the Shares are Sold

Gross Proceeds	$12,500,000	$25,000,000	$37,500,000	$50,000,000

General Operations (1)*	1,250,000	2,500,000	3,750,000	5,000,000

Exploration, geology, seismic & drilling	4,275,000	8,650,000	13,025,000	17,400,000
Company Marketing/IR/PR	625,000	1,250,000	1,875,000	2,500,000
Lease/Land Acquisition	5,000,000	10,000,000	15,000,000	20,000,000
Cash reserve	1,250,000	2,500,000	3,750,000	5,000,000
Operating Bond & cost to initiate production on Jacks leases	$100,000	$100,000	$100,000	$100,000

TOTALS	$12,500,000	$25,000,000	$37,500,000	$50,000,000

(1) Includes: Executive salaries, general/administrative overhead, bonding, insurance, licensing and permitting fees.

* - Our general and administrative expenses consist of: professional fees, such as legal, audit and accounting, transfer agent and filing agent fees; office expenses; officers compensation; salaries and other miscellaneous expenses related to our general corporate activities and implementation of our business plan.

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Currently, we do not have any arrangements for additional financing. If we are not able to obtain needed financing from this officering, and generate sufficient revenue from operations, we may have to cease operations. Part of our use of proceeds includes marketing & IR. We have included this because, based an assessment management has made, we must set our Company apart from other pennystock companies if we intend to raise sufficient money to execute our objectives. To that end, management decided that hiring a marketing, or investor relations firm, to help promote our Company, should help us meet our fundraising goals. We understand that some companies in the pennystock marketing industry have questionable practices; however we intend to thoroughly vet any potential marketing firm before we contract with them. We will also use part of the marketing/IR proceeds for promoting our company within the industry, such as the NAPE Expo.

DETERMINATION OF OFFERING PRICE

There is no established market for our common stock. The Offering Price of the Shares has been determined arbitrarily by the Company and bears no direct relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of Shares to offer and the Offering Price, we took into consideration our capital structure and the amount of money we would need to implement our business plan. The Offering Price of the Shares should not be considered an indication of the actual or subsequent trading value of our common stock.

MANAGMENT'S DISCUSSION AND ANALYSIS

Overview

Dinoco Oil is an exploration stage company. Our core business strategy is to: (a) acquire under producing oil properties in Oklahoma, Kansas, Colorado & Texas, (b) acquire producing oil and gas properties, to increase the Company’s value in Oklahoma, Kansas, Colorado & Texas, and (c) discover new fields based, on our COO’s prior experience, as well as by relying on a proprietary geo satellite technology used by our COO, which has identified several major oil fields for other oil companies in the last several years, which are explained more fully in his management bio. The technology is not patented, and at this time we intend to keep it as a trade secret. We have an agreement with the COO concerning this technology, and Dinoco is allowed the exclusive use of this technology as long our COO remains either an employee or contractor with Dinoco Oil.

The technology consists of proprietary software that is used on satellite data to measure soil alterations in the surface which only exist above oil and gas reservoirs. Radiometrics is the field of science that can explain the basics of the principles used. The software is used to validate or disqualify areas that contain hydrocarbons. By using the software we can identify areas that have a better than average chance of containing oil and gas reserves in commercially viable quantities. The software was first created in 1981, and has been updated every two to three years since that time to implement newer technologies. It has been used to identify all of the fields the COO helped discover since 1981. Those specific fields are more fully detailed in his biography in this prospectus. We cannot give explicit details on the software because it remains a trade secret.

We intend to act as the operator for any properties we purchase, and for our Jacks lease in Texas. Depending on the state in which we purchase the producing properties, we may have to obtain an operating bond.

To begin operations on the Jacks lease, we must become an oil and gas operator in Texas. This consists of filling out paperwork to obtain an operator number with the Texas Railroad Commission, and posting a $50,000 cash operating bond with them. This process takes one to three weeks. Once approved, we can then evaluate the status of each shut-in well on the leases. We may have to recondition the shut-in wells to remove sludge and to test for leaks. We estimate this will cost up to $1,200 per well. We have also budgeted for labor expenses, and contingencies. Finally, we will need to put a $500 deposit down to start electricity service on the lease. Our COO will be handling operations on the leases.

Dinoco Oil intends to ignore the so-called “unconventional” oil and gas plays, such as shale oil formations that require an enormous capital investment in order to drill and develop, and instead we will focus on conventional, shallow-well oil and gas plays (under 6,000 feet), in production areas within the areas we previously mentioned, which have an established history of producing oil and gas in commercially profitable quantities. We currently have no production, and no reserves.

The proposed timeline for purchasing potential properties is dependent on several factors, including market conditions, length of time for title searches, and negotiations with the owners of the leases. It also depends on how much money we raise in our offering. We have several areas within the states we intend to focus on that we would like to purchase leases on, although we currently have not identified any specific properties. Assuming a best case scenario, we could identify, conduct due diligence, and complete a purchase of a property, in 60 to 90 days. In a worst case scenario, we would not purchase any property, while wasting time and money conducting due diligence, or, the closing period could take up to 180 days.

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FINANCIAL CONDITION, CHANGES IN FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Without additional investment capital from shareholders or other sources, the Company has no short term source of liquidity. In order to bring wells on-line and produce crude oil and natural gas to bring to market, significant amounts of working capital will be needed to continue. Accordingly the Company plans to systematically bring wells on-line that have the greatest initial production possibility as capital is available. The Company’s illiquid financial position could cause it to not be able to start producing oil in the near future unless working capital from the offering or some other source of short term liquidity is developed.

The Company had no producing operations since inception. The loss from the operations is attributed to the activities related to the Company’s initial public offering. There was no revenue produced from oil and gas producing activities since the Company’s inception because of a shortage of working capital necessary to obtain leases, an operating permit, and cover drilling and completion costs. Additional working capital is needed to complete the well preparation phase of our business plan and begin producing oil for market. We have at this time not identified any source other than the offering for the needed liquidity to begin oil and gas production. The production of oil and natural gas in an exploration stage as in the case of Dinoco is capital intensive.

Significant amounts of capital and strong liquidity are essential to the success of our oil and gas income producing activities. There is no guarantee that the liquidity and capital produced by the offering depicted in this prospectus will provide sufficient liquidity to begin successful oil and gas production at a level that would sustain self-supplied liquidity depending on the expected production. Successful results of operations at this time will depend greatly on our ability to find external sources of liquidity.

Revenues

We have had no revenues since our inception.

Expenses

The Company’s main activities in 2014 were related to the initial public offering process, obtaining geo-satellite data, and obtaining the Jacks leases. The Company started its process of initial public offering in 2014 and incurred most of the related expenses prior to the initial filing of a registration statement.

Liquidity

At May 31st, 2014 our cash and cash equivalents balance was $0.

Without additional investment capital from shareholders or other sources, the Company has no short term source of liquidity. In order to bring wells on-line and produce crude oil and natural gas to bring to market, significant amounts of working capital will be needed to continue. Accordingly, the Company plans to systematically bring wells on-line that have the greatest initial production possibility as capital is available. The Company’s illiquid financial position could cause it to not be able to start producing oil in the near future unless working capital from the offering or some other source of short term liquidity is developed.

Management does not believe that the Company’s current capital resources will be sufficient to fund its operating activity and other capital resource demands during the next year. Our ability to continue as a going concern is contingent upon our ability to obtain capital through the sale of equity or issuance of debt, and ultimately attaining profitable operations. There is no assurance that we will be able to successfully complete any one of these activities.

The independent registered public accounting firm’s report on our financial statements as of May 31st, 2014, includes an explanatory paragraph that describes substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to the factors prompting the explanatory paragraph are discussed in Note 3 to the financial statements.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of the financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our most significant judgments and estimates used in preparation of our financial statements.

Oil and Gas Properties

The Company uses the full cost method of accounting for exploration and development activities as defined by the SEC. Under this method of accounting, the costs for unsuccessful, as well as successful, exploration and development activities are capitalized as oil and gas properties. Capitalized costs include lease acquisition, geological and geophysical work, delay rentals, costs of drilling, completing and equipping the wells and any internal costs that are directly related to acquisition, exploration and development activities but does not include any costs related to production, general corporate overhead or similar activities. Proceeds from the sale or other disposition of oil and gas properties are generally treated as a reduction in the capitalized costs of oil and gas properties, unless the impact of such a reduction would significantly alter the relationship between capitalized costs and proved reserves of oil and natural gas attributable to a country.

The Company categorizes its full cost pools as costs subject to amortization and costs not being amortized. The sum of net capitalized costs subject to amortization, including estimated future development and abandonment costs, are amortized using the unit-of-production method.

Oil and gas properties include costs that are excluded from capitalized costs being amortized. These amounts represent costs of investments in unproved properties. The Company excludes these costs on a country-by-country basis until proved reserves are found or until it is determined that the costs are impaired. All costs excluded are reviewed quarterly to determine if impairment has occurred. The amount of any impairment is transferred to the costs subject to amortization. The Company currently only owns unproved properties.

DIRECTORS, OFFICERS AND CONTROL PERSONS

The following table sets forth the name and age of our current officers and directors.  Our Board of Directors appoints our executive officers.  Our directors will serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors.

Dorothy Scaringe – President, Chairman of the Board, CFO, and CEO

Mrs. Scaringe is 30 years old, and has worked previously as a manager for Region’s Bank in from May, 2007 until August, 2009. She was unemployed from September until January 2010, and then did promotional modeling during January 2010. From February, 2010 until now she has worked for The Light Group, in Las Vegas, in customer development. She attended Missouri State University, majoring in Finance and Real Estate. She was also the CFO for GoLow Driving Range, in Las Vegas, since November, 2013. She has been with Dinoco Oil since 9/5/14. We believe that, although he has no direct experience in the oil and gas industry, Mrs. Scaringe’s previous management experience and finance background, and her communication and interpersonal skills, provides her with the necessary skills to serve as CEO, and CFO, President, and Chairman of our board of directors, and will enable her to provide valuable insight to the board regarding operational, financial and management issues.

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Patrick Maloy – COO, Director

Maloy is 56 years old and has extensive experience in the oil and gas industry. In 1981 he was President of MDC Drilling, which was sold to MetroMedia in 1981. He operated the company for MetroMedia 5 years. In 1987 the company discovered one oil field, the Kurten field, near Kurten, Texas. After 1987, he built remote sensing and geophysical equipment. In the mid-90’s, he helped discover 3 large oil fields, and one natural gas field. They were located near Seminole County, Oklahoma. The wells are located on the Tiger Hunton lease (which produced 80 bopd for three years, and currently produces 50 bopd), the Seminole City lease, and W-7 lease (which produced 80 bopd for one year), and the Lions Quinn Gas Field, in Okfuskee County, which when it was discovered was the largest producing gas lease in Okufuskee County, and held its production for three years. The company also discovered the Nuskogee Fairgrounds Field, which came in at 500 bopd, Osage County, Oklahoma. The Enerco wells have produced approximately 468 Mbbl since 2001 until now. In 2002 he did geophysical work for Reichmann Petroleum as a co-exploration manager on a 65,000 acre lease, located on the Barnett shale formation, drilling approximately 40 wells, none of which failed. In 2007 he formed RSS, Inc., and through his geophysical work discovered the biggest oil field in the last 30 years in Coleman County, Texas; the Balanced Energy Field. In 2011 his company discovered a large field in Young County, Texas, the Hurst Field. He took part in geophysical work for the largest discovery in Illinois, the Forbes State Park, a 5,000 bopd field. He has experience in remote sensing, drilling, telluric seismic & CO2 injection. Maloy left RSS in September, 2013. Between October 2013 and March, 2014, he provided oil and gas consulting to third parties, and was engaged in cattle ranching on his properties. He then joined Dinoco Oil in April, 2014. Based on his previous, and extensive, experience in oil and gas, we feel he is more than qualified to serve on our Board of Directors & as COO.

Joseph Lacome – Founder & Director

Mr. Lacome is our founder. Since 11/6/13, he has been our Director. He has been self-employed as a lawyer since July, 2010, until now. Prior to that period he was in law school fulltime and was not working. He holds a Bachelor’s degree in Liberal Studies and a Juris Doctorate. During the first two years of practice he dealt primarily in immigration, criminal and business law. For the past two years his practice focused on business law, contracts, oil and gas law, and securities law for private individuals. He also gained knowledge of the oil industry based on working with our COO over the past year. We believe that, although he has no direct experience in the oil and gas industry, Mr. Lacome’s experience as a lawyer, and entrepreneurial drive to create our company, provides him with the necessary skills to serve as a member of our board of directors and will enable him to provide valuable insight to the board regarding operational, legal and management issues.

No Officer or Director has been or is subject to any legal proceeding as identified in Regulation S-K Item 401(f)

Allocation of Our Affiliates’ Time

We rely on our directors & executives, who act on our behalf for the day-to-day operation of our business. The time commitment required of our officers and directors will vary depending upon a variety of factors, including, but not limited to, general economic and market conditions affecting us, the amount of proceeds raised in this offering and our ability to locate and acquire properties that meet our investment objectives. We estimate that our executive officers will initially spend approximately 50% of their time on the management of our business following the completion of this offering, and our Director, Lacome, will devote 20% of his time towards our company. Our executive officers intend, however, to devote as much time to the management of our business and affairs as is necessary for the proper conduct of our business and affairs.

Board Committees

The Company does not currently have a designated audit, nominating or compensation committee.  The Company currently has no plans to form these separately designated board committees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board of directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 406,840,000 shares of our Class A & B stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrants, or other securities exercisable for or convertible into shares of our common stock. We have 140,000,000 shares worth of unexercised stock options for two Directors.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Class Stock (1)

Class A	Patrick Maloy(3)	5,000,000	50.00%
Class B	Patrick Maloy	195,000,000	47.93%
Class A	Joseph Lacome (2)	5,000,000	50.00%
Class B	Joseph Lacome	195,000,000	47.93%
Class B	Dorothy Scaringe (4)	500,000	.12%

All directors and executive officers as a group (3 persons)		400,500,000	98.4%

(1)	The percentages below are based on 406,840,000 shares of our all stock issued and outstanding as of the date of this prospectus; 10,000,000 shares of Class A issued, and 396,840,000 shares of Class B issued.

(2)	Appointed as Director on 12/21/13

(3)	Appointed Chief Operations Officer 9/5/14

(4)	Appointed President, Chief Executive Officer, Chief Financial Officer, & Chairman of the Board of Directors, on 9/5/14

We are not registering common shares held by any stockholder who holds more than 5% of outstanding common shares and we are not registering shares held by our officers and directors.

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No salary compensation has been paid to any Director.

EXECUTIVE COMPENSATION

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All other Compensation ($)	Total ($)

Dorothy Scaringe (1)	CEO, CFO, President , Chairman	2014	-0-	-0-	-0-	-0-	-0-	-0-
Joseph Lacome (2)	Director	2014	-0-	-0-	-0-	-0-	-0-	-0-
		2013	-0-	-0-	-0-	-0-	-0-	-0-
Patrick Maloy (3)	COO, Director	2014	-0-	-0-	-0-	-0-	-0-	-0-

(1) The Company entered into an at-will employment agreement with Mrs. Scaringe on 9/5/14.  Under the terms of the agreement, the Company does not give Scaringe a salary, but did agree to give Mrs. Scaringe 500,000 shares in exchange for her services as CEO & CFO.

(2) The Company entered into an at-will employment agreement with Mr. Lacome on 12/21/13.  Under the terms of the agreement, the Company does not give Lacome a salary. He also received 80,000,000 class B shares, in stock options, in exchange for his services as Director.

(3) The Company entered into an at-will employment agreement with Mr. Maloy on 4/15/14.  Under the terms of the agreement, the Company does not give Maloy a salary, unless we raise over $5,000,000 in our direct offering, in which case he will receive a $240,000 a year salary. He received 60,000,000 shares in stock options, and 200 million shares of stock, s in exchange for his services as Director & COO.

STOCK OPTION GRANTS

The following table sets forth certain information concerning outstanding stock awards held by our officers and our directors as of the fiscal year ended May 31, 2014:. These options all listed herein are for Class B stock only. The fair value of the options issued to Lacome is $36,921. The fair value of the options issued to Maloy is $27,688.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Patrick Maloy	4/15/2014	-	20,000,000	.05	4/14/2024	-	—
	4/15/2014	-	20,000,000	.05	4/14/2024	-	—
	4/15/2014	-	20,000,000	.05	4/14/2024	-	—
Joseph Lacome	12/22/2013	-	20,000,000	.01	12/21/2023	-
	12/22/2013	-	20,000,000	.01	12/21/2023	-	—
	12/22/2013	-	20,000,000	.01	12/21/2023	-	—
	12/22/2013	-	20,000,000	.01	12/21/2023	-	—

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

None of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)	Any of our director(s) or executive officer(s);

(B)	Any nominee for election as one of our directors;

(C)	Any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(D)	Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

Involvement in Certain Legal Proceedings

During the past ten years, none of the following occurred with respect to the directors and officers of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Anti-Takeover Provisions

The provisions of Delaware law, and restated bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Code of Ethics

Dinoco has adopted a Code of Ethics applicable to its directors and officers (including its principal executive officer and principal financial officer).  Dinoco’s Code of Ethics is attached as an exhibit with our S-1.

Plan of Distribution

This is a self-underwritten “best-efforts” offering.  The Company plans on offering its securities to the public without the assistance of an underwriter. The Company through its Directors, Lacome & Scaringe, will distribute the stock by direct sale to qualified individuals and entities. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  In offering the securities on our behalf, our directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

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Our director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an issuer, may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.  The conditions are that:

1) The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; 2) The person is not compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; 3) The person is not at the time of their participation, an associated person of a broker-dealer; and 4) The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he or she (a) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (b) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (c) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our Directors, Dorothy Scaringe, and Joseph Lacome, meet this qualification, and will sell shares on the company’s behalf. He is not statutorily disqualified, is not being compensated for selling our stock, and is not associated with a broker-dealer.  He is, and will continue to be our director at the end of this offering and has not currently and has not been during the last 12 months a broker-dealer or associated with a broker-dealer.  They have not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must: (i) execute and deliver a subscription agreement; and (ii) deliver a check, money order or certified funds to us for acceptance or rejection. The subscription agreement and subscription funds can be mailed, couriered or delivered in person. All checks, money orders or certified funds for subscriptions must be made payable to Dinoco Oil, Inc. The funds from all accepted subscriptions will be deposited into our corporate bank account, and will be used immediately by Dinoco.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without charge, deduction or interest. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

Our shares are “penny stock” covered by Section 15(g) of the Securities Exchange Act of 1934 and Rules 15g-1 through 15g-6 promulgated under the Securities Exchange Act. They impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rules may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

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Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny stock. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealer’s duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and the Financial Industry Regulatory Authority’s toll-free telephone number and the central number of the North American Securities Administrators Association (NASAA), for information on the disciplinary history of broker/dealers and their associated persons. While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stock unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation.

Rule 15g-6 requires broker/dealers selling penny stock to provide their customers with monthly account statements.

The foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stock as a result of the additional sales practices imposed upon them which are described in this section.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

OTC Bulletin Board Considerations

There is currently no active public trading market for our shares of common stock, and we cannot give any assurance to you that the shares offered by this prospectus can be resold for at least the offered price if and when an active secondary market might develop, or that a public market for our shares will be sustained even if one is ultimately developed.

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The OTC Bulletin Board is separate and distinct from the Nasdaq stock market. Nasdaq has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to Nasdaq-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the Nasdaq stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system and is obligated to comply with keeping information about the issuer in its files. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in its periodic reporting requirements with the SEC.

Investors may have greater difficulty in getting orders filled on the OTC Bulletin Board rather than on Nasdaq. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with Nasdaq-listed securities.

Investors must contact a broker/dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the OTC Bulletin Board service. For OTC Bulletin Board securities, there only has to be one market maker.

OTC Bulletin Board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTC Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders (an order to buy or sell a specific number of shares at the current market price) it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and execution of such order.

Because OTC Bulletin Board stocks are usually not followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

DESCRIPTION OF SECURITIES

Class A & Class B Stock

The authorized capital stock of Dinoco Oil Inc consists of 3,000,000,000 total authorized shares, of which there are 10,000,000 total Class A voting shares, and 2,990,000,000 Class B nonvoting shares. The par value is $0.000001 per share. As of the date of this prospectus, 406,840,000 shares have been issued. This offering is for our Class B stock. The holders of our Class B stock:

• have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	Are not entitled to voting on any matters which voting-class shares are entitled to vote.

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Voting Rights

Each holder of Class A stock entitles the holder to one (1) vote on each matter submitted to a vote of our shareholders, including the election of Directors. There is no cumulative voting. Each holder of Class B common stock is not entitled to voting on any matters concerning the corporation.

Dividend Policy

 The Company does not intend to declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

Options

As of September 12th, 2014, we had unvested stock options to purchase an aggregate of 140,000,000 shares of our Class B stock, with an average exercise price of $.05 per share for Maloy, and $.01 per share for Lacome, under our equity compensation plans.

Warrants

We have no warrants to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

Registration Rights

The Company is not a party to any registration rights agreements.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of our common stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock. No prediction can be made as to the effect, if any, future sales of shares, or the availability of shares for future sales, will have on the market price of our common stock prevailing from time to time. The sale of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of our common stock.

35

No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. Our issued and outstanding shares have are subject to the sale limitations imposed by Rule 144. Under Rule 144, since our Directors are affiliates as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide for the indemnification of our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We will indemnify a director or officer in connection with an action initiated by that person if the action was authorized by our board of directors. The indemnification provided under our bylaws includes the right to be paid expenses in advance of the final disposition of a proceeding for which indemnification may be had if the director or officer agrees to repay all amounts paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Under our bylaws, if we do not pay a claim for indemnification within 60 days after we have received a written claim, the director or officer may bring an action to recover the unpaid amount of the claim. If successful, the director or officer also will be entitled to be paid the expense of prosecuting the action to recover these unpaid amounts.

Our bylaws also authorize us to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee, partner or agent of another corporation or other entity or enterprise, against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person's fulfilling one of these capacities, and related expenses. We may obtain this insurance whether or not we would have the power to indemnify the person against the claim under the provisions of the Delaware General Corporation Law. We have purchased director and officer liability insurance on behalf of our directors and officers. The indemnification provisions under our amended and restated certificate of incorporation and bylaws are not exclusive of any other rights to indemnification under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

RECENT SALES OF UNREGISTERED SECURITIES.

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

36

On 12/21/2013 we issued 200,000,000 shares of stock to Joseph Lacome as founder’s shares. They were purchased for $200, or $.000001 a share.

On 1/1/14, we issued 40,000 shares of stock to Michael Brown for consulting services. We valued these shares at $5,500, or $.1375 a share, based on the value of services provided.

On 4/1/14, we issued 300,000 shares of stock to Jeff Davis for consulting services. We valued these shares at $3,750, or $.0125 a share, based on the value of services provided.

On 4/15/14, we issued 200,000,000 shares to Patrick Maloy, in consideration for his services to us as director and executive. We valued these shares at $120,000, or $.0006 a share, based on the value of services provided.

In connection with all of these issuances, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of their relationship to us these consultants & as founder, they had access to all relevant information relating to our business and represented that it had the required investment intent. All of the shares issued had a restrictive legend.

37

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period from December 20th, 2013 (inception) to May 31, 2014, are included herewith.

38

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Dinoco Oil, Inc. (An Exploration Stage Company)

We have audited the accompanying balance sheet of Dinoco Oil, Inc. (an exploration stage company) as of May 31, 2014, and the related statement of operations, changes in stockholders' deficit, and cash flows for the period from December 20, 2013 (inception) through May 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dinoco Oil, Inc. as of May 31, 2014, and the results of its operations, changes in stockholders' deficit and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered a loss from operations since inception, has not generated any revenue and has not secured continuous funding for the operation of its oil and gas producing activities, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding this matter also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
September 12, 2014

F-1

DINOCO OIL, INC.

(AN EXPLORATION STAGE COMPANY)

BALANCE SHEET

May 31, 2014

ASSETS
Current assets:
Cash	$—
Total assets:	$—
LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

Current liabilities:
Accounts payable	$—

Total current liabilities	—

Total liabilities	$—

Commitments and contingencies	—

Stockholders’ (deficit):
Common stock, $0.000001 par value, 3,000,000,000 shares authorized; 400,340,000 shares issued and outstanding	402
Additional paid-in capital	134,788
(Deficit) accumulated during the exploration stage	(135,190)

Total stockholders’ (deficit)	$—

Total liabilities and stockholders’ (deficit)	$—

F-2

DINOCO OIL, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF OPERATIONS

For the period from December 20, 2013 (inception) to May 31, 2014

Revenues, net	$—

Cost of revenues	—

Gross profit	—

Expenses:
General and administrative	609
Compensation	134,581

Total expenses	135,190

(Loss) from operations	(135,190)

Provision for income taxes	—

Net (loss)	$(135,190)

(Loss) per common share, basic and diluted	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	257,291,925

F-3

DINOCO OIL, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ (DEFICIT)

For the period from December 20, 2013 (inception) to May 31, 2014

	Common Stock		Additional Paid-In	(Deficit) Accumulated During the Exploration
Description	Shares	Amount	Capital	Stage	Total
Balance, December 20, 2013 (inception)	—	$—	$—	$—	$—

Issuance of common shares to directors (founder’s shares)	200,000,000	200	(200)	—	—

Contributed Capital	—	—	609	—	609

Issuance of common shares to Officers	200,000,000	200	119,800	—	120,000

Issuance of common shares to Consultants	340,000	2	9,248	—	9,250

Amortization of Stock Options	—	—	5,331	—	5,331

Net (loss) for the period	—	—	—	(135,190)	(135,190)

Balance, May 31, 2014	400,340,000	$402	$134,788	$(135,190)	$—

F-4

DINOCO OIL, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the period from December 20, 2013 (inception) to May 31, 2014

Cash flows from operating activities:
Net (loss)	$(135,190)
Adjustments to reconcile net (loss) to net cash (used in) operating activities
Common stock issued to executive officer	120,000
Common stock issued in connection with services provided by consultants	9,250
Amortization on common stock options	5,331
Net cash (used in) operating activities	(609)

Cash flow from financing activities:
Capital contributed by a related party	609

Net cash provided by financing activities	609

Net increase (decrease) in cash	—

Cash – beginning of period	—

Cash – end of period	$—

Non-cash investing and financing activities:
Issuance of common shares to directors (founder’s shares)	$200
$200

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$—

Income taxes	$—

F-5

DINOCO OIL, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

May 31, 2014

Note 1 - Business and Organization

Dinoco Oil, Inc. (“the Company”) was incorporated in Delaware on December 20, 2013. The Company intends to be a development stage company that focuses on shallow depth, conventional oil plays located in Texas, Oklahoma, Colorado & Kansas.

The Company is in the exploration stage in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 915 – Development Stage Entities. Since its inception, the Company has been engaged in acquiring interests in leases in the State of Texas and searching for short-term and long-term sources of liquidity for its producing operations.

Note 2 - Summary of Significant Accounting Policies

Accounting Basis

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied. The Company's fiscal year end is 5/31/14.

The accompanying financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and are presented in U.S. dollars. The Company is currently an exploration stage enterprise. An exploration stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from. All losses accumulated since the inception of the business have been considered as part of its exploration stage activities.

Basis of Presentation

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and include the accounts of the Company and those of its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

Cash equivalents are highly liquid investments with an original maturity of three months or less. There were no cash equivalents at May 31, 2014.

F-6

Oil and Gas Properties

We acquired the Jacks A/C & B leases in 2014. A 51% WI was obtained direct from the mineral owner for $1, and the remaining 49% of the WI was obtained from a third party for 6,000,000 shares of stock. The property is not in production and has no reserves.

The Company uses the full cost method of accounting for exploration and development activities as defined by the U.S. Securities and Exchange Commission (“SEC”). Under this method of accounting, the costs for unsuccessful, as well as successful, exploration and development activities are capitalized as oil and gas properties. Capitalized costs include lease acquisition, geological and geophysical work, delay rentals, costs of drilling, completing and equipping the wells and any internal costs that are directly related to acquisition, exploration and development activities but does not include any costs related to production, general corporate overhead or similar activities. Proceeds from the sale or other disposition of oil and gas properties are generally treated as a reduction in the capitalized costs of oil and gas properties, unless the impact of such a reduction would significantly alter the relationship between capitalized costs and proved reserves of oil and natural gas attributable to a country.

The Company categorizes its full cost pools as costs subject to amortization and costs not being amortized. The sum of net capitalized costs subject to amortization, including estimated future development and abandonment costs, are amortized using the unit-of-production method.

Oil and gas properties include costs that are excluded from capitalized costs being amortized. These amounts represent costs of investments in unproved properties. The Company excludes these costs on a country-by-country basis until proved reserves are found or until it is determined that the costs are impaired. All costs excluded are reviewed annually to determine if impairment has occurred. The amount of any impairment is transferred to the costs subject to amortization. The Company currently only owns unproved properties.

Election to Use Extended Transitional Period Under Jumpstart Our Business Startups Act (“JOBS Act”)

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the  adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Revenue Recognition

The Company has yet to realize revenues from operations and is still in the exploration stage. The Company will recognize revenue when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is reasonably assured.

F-7

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Income Taxes

The Company accounts for its income taxes in accordance with FASB Accounting Standards Codification ("ASC") No.740, "Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.

Net Loss Per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Financial Instruments

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

* Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

* Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

* Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

F-8

Share Based Expenses

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Ceiling Test

Under the full cost method of accounting, a ceiling test is performed each quarter for proved properties. The full cost ceiling test is an impairment test prescribed by SEC Regulation S-X. The ceiling test determines a limit, on a country-by-country basis, on the book value of oil and gas properties. The capitalized costs of proved oil and gas properties, net of accumulated depreciation, depletion, amortization and impairment (“DD&A”) and the related deferred income taxes, may not exceed the estimated future net cash flows from proved oil and gas reserves, calculated using the average oil and natural gas sales price received by the Company as of the first trading day of each month over the preceding twelve months (such prices are held constant throughout the life of the properties) with consideration of price change only to the extent provided by contractual arrangement, discounted at 10%, net of related tax effects. If capitalized costs exceed this limit, the excess is charged to expense and reflected as additional accumulated DD&A. The Company has no proved properties for the periods presented.

Asset Retirement Obligations

Asset retirement obligations (“ARO”) represent the future abandonment costs of tangible assets such as platforms, wells, service assets, pipelines, and other facilities. The fair value of a liability for an asset's retirement obligation is recorded in the period in which it is incurred if a reasonable estimate of fair value can be made, and that the corresponding cost is capitalized as part of the carrying amount of the related long-lived asset. The liability is accreted to its then present value each period, and the capitalized cost is depreciated over the useful life of the related asset. If the liability is settled for an amount other than the recorded amount, an adjustment is made to the full cost pool, with no gain or loss recognized, unless the adjustment would significantly alter the relationship between capitalized costs and proved reserves. The ARO assets, which are carried on the balance sheet as part of the full cost pool, will be included in our amortization base for the purposes of calculating depreciation, depletion and amortization expense. For the purposes of calculating the ceiling test, the future cash outflows associated with settling the ARO liability is included in the computation of the discounted present value of estimated future net revenues.

Recently Issued Accounting Pronouncements

The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on its financial position, results of operations or cash flows.

F-9

Note 3 - Going Concern

As shown in the accompanying financial statements, the Company has incurred losses from operations and has not generated any revenue and has not secured continuous funding for the operation of its oil and gas producing activities. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. In addition to the offering of securities for sale to the public, the Company currently is diligently searching for other short-term and long-term sources of liquidity for its producing operations. From our inception our accumulated losses have been a net loss of $135,190.

Note 4 - Stockholder’s Equity

Class B Common Stock

The total number of Class B common shares authorized that may be issued by the Company is 2,990,000,000 shares with a par value of $0.000001 per share.

During the period December 20, 2013 (inception) to May 31, 2014 the Company issued an aggregate of 400,340,000 shares as follows:

On 12/21/13, 200,000,000 shares were issued to Joseph Lacome as founder shares for contributed capital.

On 4/1/14, 300,000 shares were issued to Jeff Davis, in exchange for providing accounting services. The shares were issued based on the fair value of the services provided ($3,750).

On 4/1/14, 40,000 shares were issued to Michael Brown, in exchange for providing consulting services in preparing the prospectus. The shares were issued based on the fair value of the services provided ($5,500).

On 4/15/14, 200,000,000 shares were issued to Patrick Maloy for the position of President, CFO and CEO. The shares were issued based on the fair value of the services provided ($120,000).

Class A Stock

The total number of Class A shares authorized that may be issued by the Company is 10,000,000 shares with a par value of $0.000001 per share.

Contributed Capital

On 12/21/13 Joseph Lacome contributed $609 of capital for filing and organization expenses.

Note 5 - Related Party Transactions

On 12/21/13, 200,000,000 shares were issued to Joseph Lacome as founder shares for contributed capital. He also contributed $609, used for filing fee and organization expenses

F-10

On 4/15/14, 200,000,000 shares were issued to Patrick Maloy for the position of interim President, CFO and CEO. He later stepped down and accepted the position of COO on 9/5/14. The value of the shares is $120,000 based on the fair market value of services provided.

Note 6 - Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740, Income Taxes.  Under FASB ASC 740-10-25, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about its ability to realize the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

The provision (benefit) for income taxes for the period from 12/20/13 (inception) to 5/31/14 was as follows, assuming a 35 percent effective tax rate:

For the period 12/20/13 (inception) to 5/31/2014
Current tax provision:
Federal
Taxable income	$—

Total current tax provision	$—

Deferred tax provision:
Federal
Loss carryforwards	$214
Change in valuation allowance	(214)

Total deferred tax provision	$—

As of May 31, 2014, the Company had approximately $26 in tax loss carryforwards that can be utilized in future periods to reduce taxable income through 2032.

F-11

The Company provided a valuation allowance equal to the deferred income tax assets for the period from 12/20/13 (inception) to 5/31/14 because it is not presently known whether future taxable income will be sufficient to utilize the tax loss carryforwards.

Deferred Tax Assets

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Note 7 - Commitments And Contingencies

Litigation

The Company is not presently involved in any litigation.

Note 8 - Subsequent Events

The following events occurred:

On 6/2/14, we issued 6,000,000 Class B shares to the Alan Fudge Living Trust in exchange for its 49% working interest in the Jacks A/C and B lease

On 9/5/14, Patrick Maloy stepped down as interim CEO, CFO & President, and accepted the position of COO & Director.

On 9/5/14, we issued 500,000 class B shares to Dorothy Scaringe for accepting the position of President, CEO & CFO. The shares were issued based on the fair value of the services provided ($125,000).

F-12

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

TRANSFER AGENT

Our transfer agent is Cathedral Stock Transfer, LLC, 800 W. Fifth Ave Suite 201a, Naperville, IL 60563

INTERESTS OF NAMED EXPERTS AND COUNSEL

Joseph Lacome has given his opinion as attorney-at-law regarding the validity of the issuance of the Shares offered by the Company. He has also given legal advice on company business matters, wrote our Prospectus, and is a Director of the company.  As of the date of this prospectus, he beneficially owns 200,000,000 shares of our Class A & B stock.

Our financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC, Independent Registered Public Accounting Firm, of Houston, Texas to the extent and for the periods set forth in their report appearing elsewhere in this prospectus and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the shares being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC Internet web site. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

39

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3)of the Securities Act of 1933.
ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

40

v.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

6.	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

41

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Las Vegas, Nevada, on 10/21/14.

DINOCO OIL, Inc.

By:	/s/ Dorothy Scaringe
Dorothy Scaringe
Chief Executive Officer, Chief Financial Officer, Chairman of The Board, and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dorothy Scaringe, as her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for her and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Dinoco Oil, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 was signed by the following persons in the capacities and on the dates so indicated.

Signature	Title	Date

/s/ Dorothy Scaringe	Chief Executive Officer, Chief Financial	10/22/14
Dorothy Scaringe	Officer, President, Chairman of the Board

/s/ Patrick Maloy	Chief Operations Officer, Director	10/22/14
Patrick Maloy

/s/ Joseph Lacome	Director	10/22/14
Joseph Lacome

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.

Exibit	Document Description
3.1	Articles of Incorporation. (Previously filed on 9/15/14)
3.2	Bylaws. (Previously filed on 9/15/14)
5	Legal Opinion of Joseph Lacome & Consent. (Previously filed on 9/15/14)
6	Subscription Agreement (Previously filed on 9/15/14)
10	Lease Agreement, Jacks leases (A/C & B). (Previously filed on 9/15/14)
10.1	Employment Agreement, Patrick Maloy
10.2	Employment Agreement, Joseph Lacome
10.3	Employment Agreement, Dorothy Scaringe
10.4	Stock Option Agreement, Joseph Lacome
10.5	Stock Option Agreement, Patrick Maloy
14	Code of Ethics. (Previously filed on 9/15/14)
23	Consent of M&K CPAS, PLLC. (M&K), Independent Registered Public Accountants.
24	Power of Attorney (included on the signature page of the initial filing of the Registration Statement). (Previously filed on 9/15/14)

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